As filed with the Securities and Exchange Commission on September 6 1996
                                                            Registration No. 33-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                              --------------------
                          AMERICAN PACIFIC CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                    DELAWARE                                   59-6490478
 (State or other jurisdiction of incorporation              (I.R.S. Employer
                or organization)                          Identification No.)

          3770 HOWARD HUGHES PARKWAY,                            89109
                   SUITE 300                                   (Zip Code)
                LAS VEGAS, NEVADA
    (Address of principal executive offices)


                        1994 DIRECTORS' STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 C. KEITH ROOKER
                            EXECUTIVE VICE PRESIDENT
                          AMERICAN PACIFIC CORPORATION
                      3770 HOWARD HUGHES PARKWAY, SUITE 300
                             LAS VEGAS, NEVADA 89109
                     (Name and Address of Agent for Service)

                                 (702) 735-2200
          (Telephone number, including area code, of agent for service)

                                 ---------------
                                 WITH A COPY TO:
                           VICTOR M. ROSENZWEIG, ESQ.
                     OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                 505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 753-7200

                                 ---------------
               Approximate date of proposed sales pursuant to the
            plan: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS
                             REGISTRATION STATEMENT.

                                 ---------------
                         CALCULATION OF REGISTRATION FEE
================================================================================
                                          Proposed    Proposed
       Title of                           maximum      maximum
      securities          Amount          offering    aggregate     Amount of
        to be             to be            price      offering     registration
    registered(1)       registered       per share      price          fee
- --------------------------------------------------------------------------------
Common Stock,
$.10 par value     35,000 shares(2)(3)    $7.50(3)     $212,500       $90.52
                   -------------------------------------------------------------
                    5,000 shares(2)(3)    $6.00(3)     $ 30,000       $10.34
- --------------------------------------------------------------------------------
Total.........                                                       $100.86
================================================================================

(1) The contents of the Company's previously filed Form S-8s, (Registration Nos.
33-21565,   33-30321,   33-36887,  and  33-52898)  are  incorporated  herein  by
reference.

(2) There are also  registered  hereby  such  indeterminate  number of shares of
Common Stock as may become issuable by reason of the operation of the anti-dilution provisions of the 1994 Directors' Stock Option Plan (the "Directors' Plan") of the Company.

(3) Includes 35,000 shares with respect to which options were granted under the Directors' Plan at an exercise price of $7.50. An additional 5,000 shares may be offered under the Directors' Plan at market price at the date of grant. Pursuant to Rules 457(g) and (h), the offering price for such 5,000 shares is estimated solely for the purpose of determining the registration fee and is based on the average of the high and low prices of the Company's Common Stock ($6.00) as reported by the Nasdaq National Market on September 3, 1996.

================================================================================

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 6, 1996

PROSPECTUS
                                 118,000 SHARES

                          AMERICAN PACIFIC CORPORATION
                          Common Stock, $.10 par value


         This Prospectus relates to the reoffer and resale by certain selling shareholders (the "Selling Shareholders") who may be deemed affiliates (as defined in Rule 405 of the Securities Act of 1933, as amended) of shares (the "Shares") of Common Stock, $.10 par value (the "Common Stock") of American Pacific Corporation (the "Company") that may be issued by the Company to the Selling Shareholders upon the exercise of outstanding stock options granted pursuant to (i) the Company's Incentive Stock Option Plan For Key Employees - 1982 (the "1982 Plan") (ii) the Company's 1988 Non-Qualified Stock Option Plan, (the "1988 Non-Qualified Plan"), (iii) the Company's 1988 Incentive Stock Option Plan (the "1988 Incentive Plan") and (iv) the Company's 1991 Non-Qualified Stock Option Plan (the "1991 Plan"). With respect to the Shares that may be issued to the Selling Shareholders or additional affiliates under the 1991 Plan, this Prospectus also relates to certain Shares underlying options which have not as of this date been granted. If and when such options are granted, the Company intends to distribute a Prospectus Supplement as required by the Act. Such Prospectus Supplement will specify the names of the future Selling Shareholders and the amount of shares to be reoffered and sold by them.

         The offer and sale of the Shares to the Selling Shareholders have been previously registered under the Act. The Shares are being reoffered and may be resold for the account of the Selling Shareholders and the Company will not receive any of the proceeds from the resale of the Shares.

         The Selling Shareholders have advised the Company that the resale of their Shares may be effected from time to time in one or more transactions on the NASDAQ National Market ("NASDAQ"), in negotiated transactions or otherwise at market prices prevailing at the time of the sale or at prices otherwise negotiated. See "Plan of Distribution." The Company will bear all expenses in connection with the preparation of this Prospectus.

         SEE "RISK FACTORS" ON PAGE 4 HEREOF FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

         The Common Stock of the Company is traded on NASDAQ under the symbol "APFC". On September 3, 1996, the closing price for the Common Stock, as reported by NASDAQ, was $6.00.

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
              BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
               THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is September __, 1996.

                              AVAILABLE INFORMATION

         The  Company  is  subject  to  the  informational  requirements  of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                                TABLE OF CONTENTS


         AVAILABLE INFORMATION............................................2

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..................3

         RISK FACTORS.....................................................4

         GENERAL INFORMATION..............................................5

         USE OF PROCEEDS..................................................6

         SELLING SHAREHOLDERS.............................................6

         PLAN OF DISTRIBUTION.............................................7

         LEGAL MATTERS....................................................7

         EXPERTS..........................................................8

         ADDITIONAL INFORMATION...........................................8

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995 and its Quarterly Reports on Form 10-Q for the quarters ended December 31, 1995, March 31, 1996 and June 30, 1996 are incorporated by reference in this Prospectus and shall be deemed to be a part hereof. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, are deemed to be incorporated by reference in this Prospectus and shall be deemed to be a part hereof from the date of filing of such documents.

         The Company's  Application  for  Registration of its Common Stock under
Section 12(g) of the Exchange Act filed on December 28, 1992, is incorporated by reference in this Prospectus and shall be deemed to be a part hereof.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Written requests for such copies should be directed to American Pacific Corporation, 3770 Howard Hughes Parkway, Suite 300, Las Vegas, Nevada 89109, Attention: C. Keith Rooker, Executive Vice President. Oral requests should be directed to such officer (telephone number
(702) 735-2200).

                                   ----------

         No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Shareholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. The delivery of this Prospectus at any time does not imply that information contained herein is correct as of any time subsequent to the date of this Prospectus.

                                  RISK FACTORS

         Certain matters discussed in this Prospectus may be forward- looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the risk factors set forth below. The following important risk factors, among others, may cause the Company's operating results and/or financial position to be adversely affected from time to time:

         1. Declining demand or downward pricing pressure for the Company's products as a result of general or specific economic conditions, governmental budget decreases affecting the Department of Defense or NASA which would cause a continued decrease in demand for AP, technological advances and improvements or new competitive products causing a reduction or elimination of demand for AP, sodium azide or Halotron, the ability and desire of purchasers to substitute other products for the Company's products based upon perceived quality and pricing, and the fact that perchlorate chemicals, sodium azide, Halotron and the Company's environmental products have limited applications and highly concentrated customer bases.

         2. Competitive factors including, but not limited to, the Company's limitations respecting financial resources and its ability to compete against companies with substantially greater resources, significant excess market supply in the AP and sodium azide markets and the development or penetration of competing new products, particularly in the propulsion, airbag inflation and fire suppression businesses.

         3. Underutilization of the Company's manufacturing facilities resulting in production inefficiencies and increased costs, the inability to recover facility costs and reductions in margins.

         4. Difficulties in procuring raw materials, supplies, power and natural gas used in the production of perchlorates, sodium azide or Halotron products or used in the engineering and assembly process for environmental protection equipment products.

         5. The Company's ability to control the amount of operating expenses and/or the impact of any non-recurring or unusual items resulting from the Company's continuing evaluation of its strategies, plans, organizational structure and asset valuations.

         6. Risks associated with the Company's real estate activities, including, but not limited to, dependence upon the Las Vegas commercial, industrial and residential real estate markets, changes in general or specific economic conditions, interest rate fluctuations affecting the availability and the cost of financing, the performance of the managing partner of the Gibson Ranch L.L.P. (Ventana Canyon Joint Venture) and regulatory and environmental matters that may have a negative impact on sales.

         7. The effects of, and changes in, trade, monetary and fiscal policies, laws and regulations and other activities of governments, agencies or similar organizations, including, but not limited to, environmental, safety and transportation issues.

         8. The cost and effects of legal and administrative proceedings, settlements and investigations, particularly those described in the "Commitments and Contingencies" note to the Company's financial statements contained in its most current periodic SEC report, and claims made by or against the Company relative to patents or property rights.

         9. The adoption of new, or changes in existing, accounting policies and practices.

                               GENERAL INFORMATION

         The Company, through its indirect subsidiary Western Electrochemical Company ("WECCO"), is engaged in the production of specialty chemical, ammonium perchlorate ("AP"), for the aerospace and national defense industries. The Company is one of two domestic manufacturers of AP, which is used primarily as an oxidizing agent in composite solid propellants for rockets, booster motors and missiles. The Company's customers for AP are primarily contractors in programs of the National Aeronautics and Space Administration ("NASA") and the Department of Defense ("DDD"), and companies providing commercial satellite launch services. These NASA and DDD contractors are engaged in space exploration projects such as the Space Shuttle Program and in the production of defense systems. Other customers for the Company's AP include aerospace and defense agencies of foreign countries.

         In May 1994, the Company and its principal customer, Thiokol Corporation ("Thiokol"), executed an amendment (the "Amendment") to the 1989 Advance Agreement. The 1989 Advance Agreement represents one of certain agreements related to the sale of AP. The Company and Thiokol previously had a dispute over the interpretation of these agreements. See Legal Proceedings. As a result of a significant change in the demand for AP, during the fiscal year ended September 30, 1994, the Company recognized an impairment charge of $39,401,000 related to WECCO's fixed assets.

         The Company is a party to agreements with Dynamit Nobel A.G., of Germany ("Dynamit Nobel") relating to the production and sale of sodium azide, the principal component of the gas generant used in automotive airbag systems. Dynamit Nobel licensed to the

Company, on an exclusive basis for the North American market, its technology and know-how in the production of sodium azide, and has provided the technical support for the design, construction and start-up of the Company's sodium azide facility. Funding for the facility was partially provided by means of the sale of $40,000,000 principal amount of noncallable subordinated secured notes (the "Azide Notes") to a major state public employee retirement fund and a leading investment management company. The Company commenced commercial sales of sodium azide in fiscal 1994.

         In February 1992, the Company acquired (by exercise of an option previously granted to it) the worldwide rights of Halotron, a fire suppression system that includes chemical compounds and application technology intended to replace halons, which have been found to be ozone layer-depleting chemicals. Halotron has applications as a fire suppression agent for military, commercial and industrial uses. The Company has completed the construction of a plant for the production of certain Halotron products. The Company expects to become a qualified supplier for military, commercial and industrial applications for Halotron products, although there can be no assurance in that regard. As of the date hereof, the Company's sales of Halotron products have not been significant.

         The Company is also engaged in the development of real estate and in the production of environmental protection and waste water treatment equipment.

         The Company's principal executive offices are located at 3770 Howard Hughes Parkway, Suite 300, Las Vegas, Nevada 89109. The Company's telephone number at such location is (702) 735- 2200.

                                 USE OF PROCEEDS

         The Shares offered hereby were or will be purchased by the Selling Shareholders upon exercise of options granted to them and will be sold for the account of the Selling Shareholders. The Company will receive the exercise price of the options when exercised by the holders thereof. Such proceeds will be used for working capital purposes by the Company. The Company will not receive any of the proceeds from the reoffer and resale of the Shares by the Selling Shareholders.

                              SELLING SHAREHOLDERS

         This Prospectus relates to the reoffer and resale of Shares issued or that may be issued under the 1982 Plan, the 1988 Non-Qualified Plan, the 1988 Incentive Plan and the 1991 Plan to those Selling Shareholders who are deemed to be affiliates.

         The following table sets forth (i) the number of shares of Common Stock beneficially owned by each Selling Shareholder at August 1, 1996, (ii) the number of Shares of Common Stock to be offered for resale by each Selling Shareholder and (iii) the number and percentage of shares of Common Stock to be held by each Selling Shareholder after completion of the offering.

                                                                                                 Number of shares of
                                                                                                    Common Stock/
                                                                             Number of          Percentage of Class to
                                              Number of shares of          Shares to be             be Owned After
                                             Common Stock Owned at          Offered for           Completion of the
                   Name                          August 1, 1996 (1)           Resale                   Offering
- ----------------------------------------   ------------------------     -----------------     ------------------------
Fred D. Gibson Jr.(2)...................           442,812                    35,000                397,812/4.8%

C. Keith Rooker(3)......................           114,371                    68,000                 46,371/*

John R. Gibson(4).......................            41,382                    15,000                 26,382/*

- ----------
*  less than one percent

(1) Includes shares issuable upon the exercise of options, which options are exercisable within 60 days after August 1, 1996.

(2) Fred D. Gibson has been a Director of the Company since 1982 and became Chairman of the Board of Directors and President and Chief Executive Officer of the Company in 1985.

(3) C. Keith Rooker has been a Director of the Company since 1988. Mr. Rooker has been Executive Vice President of the Company since 1988.

(4)      John R.  Gibson has been a Director  of the  Company  since  1988.  Mr.
         Gibson  has  been  the  Company's   Vice  President  --  Engineering  &
         Operations since March 1992.


                              PLAN OF DISTRIBUTION

         It is anticipated that all of the Shares will be offered by the Selling Shareholders from time to time in the open market, either directly or through brokers or agents, or in privately negotiated transactions. The Selling Shareholders have advised the Company that they are not parties to any agreement, arrangement or understanding as to such sales.

                                  LEGAL MATTERS

         Certain legal matters in connection with the issuance of the Shares offered hereby have been passed upon for the Company by Messrs. Olshan Grundman Frome & Rosenzweig LLP, New York, New York 10022. Victor M. Rosenzweig, a member of Olshan Grundman Frome & Rosenzweig LLP, is a Director of the Company and holds 1,400 shares of Common Stock and options to purchase 5,000 shares of Common Stock. The shares underlying all of the options held by Mr. Rosenzweig are being registered concurrently with this Prospectus.

                                     EXPERTS

         The consolidated financial statements incorporated in this registration statement by reference from the Company's Annual Report on Form 10-K for the year ended September 30, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-8 under the Securities Act with respect to the Shares offered hereby. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, such statement being qualified in all respects by such reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission (the "Commission") are incorporated herein by reference and made a part hereof:

                  (a) American Pacific Corporation's (the "Company") Annual Report on Form 10-K for the fiscal year ended September 30, 1995.

                  (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1995, March 31, 1996 and June 30, 1996.

                  (c) The description of the Company's securities contained in the Company's Registration Statement on Form 8- A filed December 28, 1992.


         All reports and other documents subsequently filed by the Company pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Certain legal matters in connection with the issuance of the Shares offered hereby have been passed upon for the Company by Messrs. Olshan Grundman Frome & Rosenzweig LLP, New York, New York 10022. Victor M. Rosenzweig, a member of such firm, is a Director of the Company and holds 1,400 shares of Common Stock and options to purchase 5,000 shares of Common Stock. The shares underlying all of the options held by Mr. Rosenzweig are being registered concurrently with this Prospectus.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The certificate of incorporation and by-laws of the Company provide that the Company shall indemnify to the extent permitted by Delaware law, any person whom it may indemnify thereunder, including  directors,  officers,  employees  and  agents  of  the  Company.  The pertinent section of Delaware law is set forth below in full. Such indemnification (other than as ordered by a court) shall be made by the Company only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, the Company has amended its certificate of incorporation to eliminate, to the extent permitted by Delaware law, personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as directors.

         The Company also maintains a directors and officers insurance and company reimbursement policy. The policy insures directors and officers against unindemnified loss arising from certain wrongful acts in their capacities and reimburses the Company for such loss for which the Company has lawfully indemnified the directors and officers. The policy contains various exclusions, no one of which relates to the offering hereunder.

         Section 145 of the Delaware General Corporation Law provides as follows:

                  (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) A  corporation  may  indemnify  any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
         (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                  (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition or such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  (g) A  corporation  shall have power to purchase  and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

                  (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  (i)  For  purposes  of  this  section,  references  to  "other enterprises" shall include employee benefit plans; references to "fines" shall include any such excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of any employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         The Company has purchased director and officer liability insurance for its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

          4(a)   -    1994 Directors' Stock Option Plan (the "Directors'
                      Plan").

          4(b)   -    Form of Option Agreement for the Directors' Plan.

          5      -    Opinion of Olshan Grundman Frome & Rosenzweig LLP.

         23(a)   -    Consent of Deloitte & Touche LLP, independent
                      auditors.

         23(b)   -    Consent of Olshan  Grundman  Frome & Rosenzweig LLP
                      (included in its opinion filed as Exhibit 5).

         24      -    Powers of Attorney (included on page 12).

ITEM 9.  UNDERTAKINGS.

         A.       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To  include  any   prospectus   required  by
                                    Section  10(a)(3) of the  Securities  Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

                  (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 31st day of July, 1996.


                  AMERICAN PACIFIC CORPORATION
                  (Registrant)


                  By:      /S/ FRED D. GIBSON, JR.
                           -----------------------------------------------------
                           Fred D. Gibson, Jr., Chairman of the Board, President and Chief Executive Officer

                       POWER OF ATTORNEYS AND SIGNATORIES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the undersigned officers and directors of American Pacific Corporation hereby constitutes and appoints C. Keith Rooker and David N. Keys and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him in his name in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and to prepare any and all exhibits thereto, and other documents in connection therewith, and to make any applicable state securities law or blue sky filings, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done to enable American Pacific Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


           SIGNATURE                           TITLE                   DATE
           ---------                           -----                   ----
                                       President (Principal
/S/ FRED D. GIBSON, JR.                Executive Officer) and
- ---------------------------------      Director                    July 31, 1996
(Fred D. Gibson, Jr.)

/S/ JOHN R. GIBSON                     Executive Vice President    July 31, 1996
- ---------------------------------      and Director
(John R. Gibson)

/S/ C. KEITH ROOKER                    Director                    July 31, 1996
- ---------------------------------
(C. Keith Rooker)
                                       Vice President, Chief
                                       Financial Officer and
/S/ DAVID N. KEYS                      Treasurer (Principal
- ---------------------------------      Financial Officer)          July 31, 1996
(David N. Keys)

/S/ THOMAS A. TURNER                   Director                    July 31, 1996
- ---------------------------------
(Thomas A. Turner)

/S/ NORVAL F. POHL                     Director                    July 31, 1996
- ---------------------------------
(Norval F. Pohl)

/S/ BERLYN D. MILLER                   Director                    July 31, 1996
- ---------------------------------
(Berlyn D. Miller)

/S/ THOMAS L. WAR                      Director                    July 31, 1996
- ---------------------------------
(Thomas L. War)

/S/ CHARLES H. FELTZ                   Director                    July 31, 1996
- ---------------------------------
(Charles H. Feltz)

/S/ JANE L. WILLIAMS                   Director                    July 31, 1996
- ---------------------------------
(Jane L. Williams)

/S/ VICTOR M. ROSENZWEIG               Director                    July 31, 1996
- ---------------------------------
(Victor M. Rosenzweig)